Exhibit 99.1

PRESS RELEASE

CONTACT:

Scott Eckstein

Financial Relations Board

212-827-3766

ZAIS GROUP HOLDINGS, INC. REPORTS FIRST QUARTER 2015 RESULTS

Red Bank, NJ – May 7, 2015 – ZAIS Group Holdings, Inc. (NASDAQ: ZAIS) (“ZAIS” or the “Company”), formerly HF2 Financial Management Inc. (“HF2”), today reported financial results for the three months ended March 31, 2015. The Company completed the business combination (“Business Combination”) with ZAIS Group Parent, LLC (“ZGP”) on March 17, 2015. The financial results herein reflect the full period results of ZGP and its consolidated subsidiaries.

RECENT BUSINESS HIGHLIGHTS

•	ZAIS Group LLC’s (“ZAIS Group”) senior management assumed senior management positions of the Company upon the closing of the Business Combination on March 17, 2015; HF2 renamed ZAIS Group Holdings, Inc.

•	Christian Zugel, founder of ZAIS Group, named Chief Investment Officer and Chairman of the Board of the Company; Michael Szymanski, President of ZAIS Group, named President and Chief Executive Officer of the Company

•	Business Combination resulted in an “Up-C” structure in which the Company contributed cash to ZGP in exchange for a majority financial interest in ZGP

•	Prior to the closing, the Company was a shell company with no operations. Post closing, the Company became a holding company whose assets primarily consist of a 66.5% financial interest in ZGP, which controls ZAIS Group, an alternative asset management company focused on specialized credit investments with approximately $4.1 billion of assets-under-management (AUM)[i] as of March 31, 2015

•	ZGP made a decision to terminate its business operations in Shanghai to increase efficiencies and reduce costs in the long run; normal business operations in that office are expected to cease by the end of the second quarter of 2015

Mr. Zugel commented: “We are pleased to complete the Business Combination and begin our growth as a publicly-traded company. Now, we are focused on deploying the capital delivered to us in a manner that brings long-term returns for our shareholders. Opportunities in specialized credit continue to be attractive in the current low interest rate environment and our team’s expertise positions us to capitalize on these conditions.”

Mr. Szymanski added: “We are already making progress with our key initiatives, including the ZAIS Mortgage Conduit program and a permanent capital vehicle to satisfy new risk retention rules that apply to CLO collateral managers. We are seeing new opportunities develop as we educate the market about ZAIS, our brand, and our capabilities. We look forward to making further announcements regarding capital deployment over the next quarter and have confidence our strategies will meet investor demand in the search for yield.”

CONSOLIDATED GAAP RESULTS

ZAIS recorded GAAP net income for the three months ended March 31, 2015 of $8.1 million compared with GAAP net income of $16.3 million for the three months ended March 31, 2014. GAAP net income includes results of certain investment vehicles managed by ZAIS Group that are required to be consolidated under GAAP (the “Consolidated Funds of ZAIS Group”). ZAIS recorded pre-tax GAAP net income for the three months ended March 31, 2015 of $7.2 million compared with pre-tax GAAP net income for the three months ended March 31, 2014 of $16.7 million.

As of March 31, 2015, ZGP had not deployed proceeds from the Business Combination and consequently, the Company's results for this quarterly period are not indicative of the results expected to be achieved once the proceeds from the Business Combination are fully deployed.

CONSOLIDATED NON-GAAP RESULTS

ZAIS recorded a net loss (excluding Consolidated Funds of ZAIS Group) for the three months ended March 31, 2015 of $5.3 million, or $0.38 per diluted weighted average share outstanding compared with net income (excluding Consolidated Funds of ZAIS Group) of $8.7 million, or $1.24 per diluted weighted average share outstanding for the three months ended March 31, 2014. The year-over-year decrease was primarily driven by a decrease in management fee income and incentive income of $7.8 million and $9.1 million, respectively, partially offset by a decrease in expenses related to employee compensation of $3.4 million. In addition, during the three months ended March 31, 2015, ZAIS incurred $1.1 million in transaction expenses related to the Business Combination.

For the three months ended March 31, 2015, the Company reported negative Distributable Earnings of $3.1 million, or $0.34 per diluted weighted average share outstanding compared with Distributable Earnings of $10.4 million, or $1.48 per diluted weighted average share outstanding for the quarter ended March 31, 2014.

For the three months ended March 31, 2015, the Company reported negative Adjusted EBITDA of $5.8 million, or $0.63 per diluted weighted average share outstanding compared with Adjusted EBITDA of $10.8 million, or $1.54 per diluted weighted average share outstanding for the quarter ended March 31, 2014.

Additionally, the Company had $12.5 million in gross undistributed, unrecognized incentive fee income across investment vehicles managed by ZAIS Group as of March 31, 2015. This income has not been recognized in Net Income under GAAP or other Non-GAAP measures of income until the contractual measurement period for incentive fees is reached.

Please see the discussion of “Non-GAAP Financial Measures”, including the definitions of net income (excluding Consolidated Funds of ZAIS Group), Distributable Earnings and Adjusted EBITDA, and reconciliations of such Non-GAAP Financial Measures to the respective GAAP net income and pre-tax GAAP net income measures for the periods discussed above at the end of this press release.

The Company’s GAAP net income and other Non-GAAP measures of income will fluctuate materially depending upon the performance of investment vehicles managed by ZAIS Group as well as other factors. Accordingly, the GAAP net income and other Non-GAAP measures of income in any particular period should not be expected to be indicative of future results.

LIQUIDITY & CAPITAL RESOURCES

As of March 31, 2015, ZAIS had cash and cash equivalents of $79.7 million and debt obligations of $1.3 million.

Other than day-to-day operating activities of the Company, the key event during the quarter impacting liquidity was the closing of the Business Combination, in which the Company contributed approximately $78.2 million to ZGP in exchange for a 66.5% financial interest in ZGP. Also in connection with the closing, ZGP paid Neil Ramsey, an affiliate of significant stockholders of the Company, an incentive fee of $3.4 million pursuant to an agreement between ZGP and Mr. Ramsey.

INVESTOR CONFERENCE CALL

Management will host a conference call today, May 7, 2015, at 10:00 a.m. Eastern time to review the Company’s financial results. The number to call for this interactive teleconference is (719) 325-2315.

A replay of the conference call will be available through Thursday May 14, 2015, by dialing (719) 457-0820 and entering the confirmation number, 6060128.

The live broadcast of the ZAIS quarterly conference call will also be available online at the Company's website, www.zaisgroupholdings.com on Thursday May 7, 2015, beginning at 10:00 a.m. Eastern time. The online replay will follow shortly after the call and will be available for approximately one year.

FIRST QUARTER 2015 SUPPLEMENTAL INFORMATION

The Company’s First Quarter 2015 Supplemental Information – March 31, 2015, is available on the Company’s website at www.zaisgroupholdings.com. To access the presentation, go to the ZAIS Shareholders section of the website.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with generally accepted accounting principles (“GAAP”), this press release includes certain non-GAAP financial information, including net income (excluding Consolidated Funds of ZAIS Group), Distributable Earnings (and per share measures) and Adjusted EBITDA (and per share measures). Net income (excluding Consolidated Funds of ZAIS Group) is a non-GAAP financial measure that the Company defines as GAAP net income excluding the consolidating effects of the Consolidated Funds of ZAIS Group. Distributable Earnings is a non-GAAP financial measure that the Company defines as GAAP net income, excluding consolidating effects of Consolidated Funds of ZAIS Group, net unrealized gain (loss) on investments, compensation expense related to the Income Unit Plan, compensation expense related to points awards recorded before related incentive income being recognized, equity-based compensation and certain other non-cash and non-operating items. Adjusted EBITDA is a non-GAAP financial measure that the Company defines as Distributable Earnings excluding any applicable taxes, interest expense and depreciation and amortization expenses.

The Company believes that providing investors with this non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because net income (excluding Consolidated Funds of ZAIS Group), Distributable Earnings and Adjusted EBITDA are incomplete measures of the Company's financial performance and involve differences from net income computed in accordance with GAAP, they should be considered along with, but not as alternatives to, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company’s presentation of net income (excluding Consolidated Funds of ZAIS Group), Distributable Earnings and Adjusted EBITDA may not be comparable to other similarly-titled measures of other companies.

The following table presents the reconciliation of the Company’s GAAP net income to its non-GAAP financial measure of net income (excluding Consolidated Funds of ZAIS Group) for the periods presented in this Earnings Release.

	Quarter Ended March 31,
	2015	2014
(Dollars in thousands)
Consolidated net income, net of tax (GAAP Net Income)	$8,088	$16,342
Addback: Elimination of Management fee income	1,086	6,263
Addback: Elimination of Incentive income	897	9,053
Addback: Elimination of Other revenues	-	21
Addback: Elimination of Net gain / (loss) on investments	37	204
Less: Income of Consolidated Funds	(23,791)	(40,715)
Addback: Expenses of Consolidated Funds	11,792	87,145
Net (gain) loss on Consolidated Funds’ investments	(3,445)	(69,651)
Net income (excluding Consolidated Funds of ZAIS Group) – Non-GAAP	$(5,336)	$8,662

The following tables present the reconciliations of the Company’s GAAP pre-tax consolidated net income to its non-GAAP financial measures of Distributable Earnings and Adjusted EBITDA for the periods presented in this Earnings Release.

	Quarter Ended March 31,
Distributable Earnings – Non-GAAP	2015	2014
	(Dollars in thousands)
Pre-tax Consolidated Net Income (GAAP pre-tax net income)	$7,186	$16,660
Foreign currency translation adjustment	192	(244)
Addback: Elimination of Management fee income	1,086	6,263
Addback: Elimination of Incentive income	897	9,053
Addback: Elimination of Other revenues	-	21
Less: Income of Consolidated Funds	(23,791)	(40,715)
Addback: Expenses of Consolidated Funds	11,792	87,145
Net unrealized (gain) loss on investments	(2)	3
Net (gain) loss on Consolidated Funds’ investments	(3,445)	(69,651)
Addback: Compensation attributable to Income Unit Plan	-	2,070
Addback: Compensation attributable to equity compensation	261	-
Reclassification of incentive compensation	-	91
Income tax benefit	2,712 (1)	(318)
Distributable Earnings – Non-GAAP	$(3,112)	$10,378

Distributable Earnings per diluted weighted average share outstanding – Non-GAAP	$(0.34)	$1.48

Adjusted EBITDA – Non-GAAP
Distributable Earnings – Non-GAAP	$(3,112)	$10,378
Addback: Depreciation and amortization	62	93
Addback: Income taxes	(2,712)	318
Adjusted EBITDA – Non-GAAP	$(5,762)	$10,789

Adjusted EBITDA per diluted weighted average share outstanding – Non-GAAP	$(0.63)	$1.54

(1)	Income tax benefit is calculated assuming that all of the Company’s pre-tax net income was subject to income taxes.

ZAIS GROUP HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Financial Condition
(Dollars in thousands)

	March 31, 2015	December 31, 2014
Assets	(Unaudited)
Cash and cash equivalents	$79,680	$7,664
Income and fees receivable	2,988	4,283
Investments in affiliates, at fair value	111	104
Due from related parties	620	648
Fixed assets, net	1,088	1,091
Prepaid expenses	2,564	1,543
Other assets	3,911	3,310
Assets of Consolidated Funds
Cash and cash equivalents	68,862	94,212
Restricted cash	25,468	30,265
Investments, at fair value	1,231,987	1,126,737
Investments in affiliated securities, at fair value	32,654	31,457
Derivative assets, at fair value	5,248	6,648
Other assets	16,733	11,577
Total Assets	$1,471,914	$1,319,539
Liabilities, Redeemable Non-controlling Interests and Stockholders’ Equity
Liabilities
Notes payable	$1,250	$—
Compensation payable	1,202	6,094
Due to related parties	123	32
Other liabilities	3,375	3,050
Liabilities of Consolidated Funds
Notes payable of consolidated CDOs, at fair value	751,446	749,719
Securities sold, not yet purchased	7,190	19,308
Derivative liabilities, at fair value	10,155	5,785
Redemptions payable	48	—
Due to broker	19,283	21,047
Reverse repurchase agreements	74,872	—
Other liabilities	38,057	32,863
Total Liabilities	907,001	837,898
Commitments and Contingencies (Note 14)
Redeemable Non-controlling Interests	468,982	452,925
Stockholders’ Equity
Class A Common Stock, $0.0001 par value; 180,000,000 shares authorized; 13,870,187 and 0 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively.	1	1
Class B Common Stock, $0.000001 par value; 20,000,000 shares authorized; 20,000,000 and 0 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively.	—	—
Additional paid-in capital	57,556	—
Accumulated Deficit	(823)	18,189
Accumulated other comprehensive income/(loss)	128	186
Total ZAIS Group Holdings Stockholders’ Equity	56,862	18,376
Equity attributable to non-controlling interests of ZGP Founder Members	28,694	—
Equity attributable to non-controlling interests of Consolidated Funds	10,375	10,340
Total Stockholders’ Equity	95,931	28,716
Total Liabilities, Redeemable Non-controlling Interests and Stockholders’ Equity	$1,471,914	$1,319,539

ZAIS GROUP HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income
(Dollars in thousands)

	Quarter Ended March 31, 2015	Quarter Ended March 31, 2014
Revenues	(Unaudited)	(Unaudited)
Management fee income	$2,667	$5,334
Incentive income	11	945
Other revenues	31	141
Income of Consolidated Funds	23,791	40,715
Total Revenues	26,500	47,135
Expenses
Employee compensation and benefits	6,570	9,984
General, administrative and other	4,337	3,035
Depreciation and amortization	62	93
Expenses of Consolidated Funds	11,792	87,145
Total Expenses	22,761	100,257
Other income (loss)
Net gain (loss) on investments	(12)	(30)
Other income (expense)	14	161
Net gains of Consolidated Funds’ investments	3,445	69,651
Total Other Income	3,447	69,782
Income before income taxes	7,186	16,660
Income tax (benefit)/expense	(902)	318
Consolidated net income, net of tax	8,088	16,342
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	192	(244)
Total comprehensive income	$8,280	$16,098
Allocation of Consolidated Income (Loss), net of tax
Redeemable non-controlling interests	$12,562	$9,596 (1)
Non-controlling interests of Consolidated Funds	863	256
ZAIS Group Holdings, Inc. Stockholders’ Equity	(823)	—
Non-controlling interests of ZGP Founder Members	(4,514)	6,490
	$8,088	$16,342
Allocation of Total Comprehensive Income (Loss)
Redeemable non-controlling interests	$12,562	$9,534
Non-controlling interests of Consolidated Funds	863	256
ZAIS Group Holdings, Inc. Stockholders’ Equity	(695)	—
Non-controlling interests of ZGP Founder Members	(4,450)	6,308
	$8,280	$16,098

Consolidated Income (Loss), net of tax per share applicable to ZAIS Group Holdings, Inc. Stockholders’ Equity - Basic	$(0.38)	$1.24
Consolidated Income (Loss), Net of Tax per share applicable to ZAIS Group Holdings, Inc. Stockholders’ Equity - Diluted	$(0.38)	$1.24

Weighted average number of shares outstanding:
Basic	2,157,698	7,000,000
Diluted	9,184,633	7,000,000

(1)	$2,172 of redeemable non-controlling interest relates to employees of ZAIS Group who had an approximate 25.6% ownership of ZAIS Group during the three months ended March 31, 2014.

The following supplemental financial information illustrates the consolidating effects of the Consolidated Funds of ZAIS Group on the Company’s financial position at March 31, 2015 and December 31, 2014, and results of operations for the quarters ended March 31, 2015 and March 31, 2014:

	March 31, 2015
	ZAIS	Consolidated Funds	Eliminations	Consolidated
	( Dollars in thousands )
Assets
Cash and cash equivalents	$79,680	$—	$—	$79,680
Income and fees receivable	3,070	—	(82)	2,988
Investments in affiliates, at fair value	267	—	(156)	111
Due from related parties	946	—	(326)	620
Fixed assets, net	1,088	—	—	1,088
Prepaid expenses	2,564	—	—	2,564
Other assets	3,911	—	—	3,911
Assets of Consolidated Funds
Cash and cash equivalents	—	68,862	—	68,862
Restricted cash	—	25,468	—	25,468
Investments, at fair value	—	1,231,987	—	1,231,987
Investments in affiliated securities, at fair value	—	71,373	(38,719)	32,654
Derivative assets, at fair value	—	5,248	—	5,248
Due from affiliates	—	—	—	—
Other assets	—	16,733	—	16,733
Total Assets	$91,526	$1,419,671	(39,283)	$1,471,914
Liabilities, Redeemable Non-controlling Interests and Equity
Liabilities
Notes payable	$1,250	$—	$—	$1,250
Compensation payable	1,202	—	—	1,202
Due to related parties	123	—	—	123
Other liabilities	3,375	—	—	3,375
Liabilities of Consolidated Funds
Notes payable of consolidated CDOs, at fair value	—	790,165	(38,719)	751,446
Securities sold, not yet purchased	—	7,190	—	7,190
Derivative liabilities, at fair value	—	10,155	—	10,155
Redemptions payable	—	48	—	48
Due to broker	—	19,283	—	19,283
Reverse repurchase agreements	—	74,872	—	74,872
Other liabilities	—	40,400	(2,343)	38,057
Total Liabilities	5,950	942,113	(41,062)	907,001
Commitments and Contingencies (Note 14)
Redeemable Non-controlling Interests	—	467,171	1,811	468,982
Stockholders’ Equity
Class A Common Stock	1	—	—	1
Class B Common Stock	—	—	—	—
Additional paid-in-capital	57,569	—	(12)	57,557
Accumulated deficit	(823)	—	—	(823)
Accumulated other comprehensive income	128	—	—	128
Total ZAIS Group Holdings Stockholders’ Equity	56,875	—	(12)	56,863
Equity attributable to non-controlling interests of ZGP Founder Members	28,701	—	(8)	28,693
Equity attributable to non-controlling interests of Consolidated Funds	—	10,387	(12)	10,375
Total Stockholders’ Equity	85,576	10,387	(32)	95,931
Total Liabilities, Redeemable Non-controlling Interests and Stockholders’ Equity	$91,526	$1,419,671	$(39,283)	$1,471,914

	December 31, 2014
	ZAIS	Consolidated Funds	Eliminations	Consolidated
	( Dollars in thousands )
Assets
Cash and cash equivalents	$7,664	$—	$—	$7,664
Income and fees receivable	11,223	—	(6,940)	4,283
Investments in affiliates, at fair value	1,752	—	(1,648)	104
Due from related parties	968	—	(320)	648
Fixed assets, net	1,091	—	—	1,091
Prepaid expenses	1,543	—	—	1,543
Other assets	3,310	—	—	3,310
Assets of Consolidated Funds
Cash and cash equivalents	—	94,212	—	94,212
Restricted cash	—	30,265	—	30,265
Investments, at fair value	—	1,126,737	—	1,126,737
Investments in affiliated securities, at fair value	—	66,219	(34,762)	31,457
Derivative assets, at fair value	—	6,648	—	6,648
Due from affiliates	—	—	—	—
Other assets	—	11,599	(22)	11,577
Total Assets	$27,551	$1,335,680	(43,692)	$1,319,539
Liabilities, Redeemable Non-controlling Interests and Equity
Liabilities
Notes payable	$—	$—	$—	$—
Compensation payable	6,094	—	—	6,094
Due to related parties	32	—	—	32
Other liabilities	3,050	—	—	3,050
Liabilities of Consolidated Funds
Notes payable of consolidated CDOs, at fair value	—	784,481	(34,762)	749,719
Securities sold, not yet purchased	—	19,308	—	19,308
Derivative liabilities, at fair value	—	5,785	—	5,785
Due to broker	—	21,047	—	21,047
Other liabilities	—	40,144	(7,281)	32,863
Total Liabilities	9,176	870,765	(42,043)	837,898
Commitments and Contingencies (Note 14)
Redeemable Non-controlling Interests	—	452,925	—	452,925
Stockholders’ Equity
Class A Common Stock	1	—	—	1
Class B Common Stock	—	—	—	—
Additional paid-in-capital	—	—	—	—
Retained earnings	18,188	1,650	(1,649)	18,189
Accumulated other comprehensive income	186	—	—	186
Total ZAIS Group Holdings Stockholders’ Equity	18,375	—	(1,649)	18,376
Equity attributable to non-controlling interests of ZGP Founder Members	—	—	—	—
Equity attributable to non-controlling interests of Consolidated Funds	—	10,340	—	10,340
Total Stockholders’ Equity	18,375	11,990	(1,649)	28,716
Total Liabilities, Redeemable Non-controlling Interests and Equity	$27,551	$1,335,680	(43,692)	$1,319,539

	Quarter Ended March 31, 2015
	ZAIS	Consolidated Funds	Eliminations	Consolidated
	( Dollars in Thousands )
Revenues
Management fee income	$3,753	$—	(1,086)	$2,667
Incentive income	908	—	(897)	11
Other revenues	31	—	—	31
Income of Consolidated Funds	—	25,009	(1,218)	23,791
Total Revenues	4,692	25,009	(3,201)	26,500
Expenses
Employee compensation and benefits	6,570	—	—	6,570
General, administrative and other	4,337	—	—	4,337
Depreciation and amortization	62	—	—	62
Expenses of Consolidated Funds	—	17,088	(5,296)	11,792
Total Expenses	10,969	17,088	(5,296)	22,761
Other Income (loss)
Net gain (loss) on investments	25	—	(37)	(12)
Other income (expense)	14	—	—	14
Net gains of Consolidated Funds’ investments	—	3,618	(173)	3,445
Total Other Income	39	3,618	(210)	3,447
Income before income taxes	(6,238)	11,539	1,885	7,186
Income taxes	(902)	—	—	(902)
Consolidated net income (loss) , net of tax	(5,336)	11,539	1,885	8,088
Other Comprehensive Income, Net of Tax
Foreign currency translation adjustment	192	—	—	192
Total Comprehensive Income (Loss)	$(5,144)	$11,539	$1,885	$8,280

	Quarter Ended March 31, 2014
	ZAIS	Consolidated Funds	Eliminations	Consolidated
	( Dollars in Thousands )
Revenues
Management fee income	$11,597	$—	(6,263)	$5,334
Incentive income	9,998	—	(9,053)	945
Other revenues	162	—	(21)	141
Income of Consolidated Funds	—	42,109	(1,394)	40,715
Total Revenues	21,757	42,109	(16,731)	47,135
Expenses
Employee compensation and benefits	9,984	—	—	9,984
General, administrative and other	3,035	—	—	3,035
Depreciation and amortization	93	—	—	93
Expenses of Consolidated Funds	—	105,533	(18,388)	87,145
Total Expenses	13,112	105,533	(18,388)	100,257
Other Income (loss)
Net gain (loss) on investments	174	—	(204)	(30)
Other income (expense)	161	—	—	161
Net gains of Consolidated Funds’ investments	—	70,243	(592)	69,651
Total Other Income	335	70,243	(796)	69,782
Income before income taxes	8,980	6,819	861	16,660
Income taxes	318	—	—	318
Consolidated net income (loss) , net of tax	8,662	6,819	861	16,342
Other Comprehensive Income, Net of Tax
Foreign currency translation adjustment	(244)	—	—	(244)
Total Comprehensive Income (Loss)	$8,418	$6,819	$861	$16,098

ABOUT ZAIS GROUP HOLDINGS, INC.

ZAIS Group Holdings, Inc. (NASDAQ: ZAIS) controls ZAIS Group, LLC, an investment management company focusing on investments in specialized credit strategies with approximately $4.1 billion of assets under management as of March 31, 2015. Based in Red Bank, New Jersey with operations in London, the Company employs professionals across investment management, client relations, information technology, analytics, finance, law, compliance, risk management and operations. To learn more, visit www.zaisgroupholdings.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are generally identified by the use of words such as "outlook," "believe," "expect," "potential," "continue," "may," "will," "should," "could," "would," "seek," "approximately," "predict," "intend," "plan," "estimate," "anticipate," "opportunity," "pipeline," "comfortable," "assume," "remain," "maintain," "sustain," "achieve" or the negative version of those words or other comparable words.  These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to: the inability of the Company to realize the benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its management and key employees; the outcome of any legal proceedings that may be instituted against the Company or others following completion of the Business Combination; the inability to continue to be listed on the NASDAQ Stock Market; the risk that the Business Combination disrupts current plans and operations of the Company; costs related to the Business Combination; changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; the relative and absolute investment performance of advised or sponsored investment products; the availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; conditions in the market for mortgage-related investments; the impact of capital improvement projects; the impact of future acquisitions or divestitures; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to the Company; terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and the Company; the ability to attract and retain highly talented professionals; the impact of changes to tax legislation and, generally, the tax position of the Company; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company's Annual Report on Form 10-K  filed on February 12, 2015, Form 8-K filed on March 23, 2015 and other reports filed by the Company with the Securities and Exchange Commission (the “SEC”), copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

i The total AUM for ZAIS Group, LLC as of March 31, 2015, is approximately $4.1 billion.  AUM primarily is comprised of (i) management fee paying assets as specified in each structured vehicle’s indenture; (ii) total assets for mark-to-market funds and separately managed accounts; and (iii) uncalled capital commitments, if any, for funds that are not in liquidation.  AUM also includes assets in the warehouse phase for new structured credit vehicles and does not treat leverage and other operating liabilities as a reduction of AUM.  Further to the change in calculation methodology effective January 1, 2014 that was discussed in the AUM-related sections of ZAIS Group Holdings, Inc.’s Form 8-K filed with the U.S. Securities and Exchange Commission on March 23, 2015, ZAIS Group, LLC has clarified the AUM calculation for structured vehicles. For holdings from January 1, 2015 forward, issued structured vehicles’ AUM reflects the management fee-paying amounts as specified in each vehicle’s indenture, and excludes interest payable to investors, which cannot be managed by ZAIS Group, LLC.  AUM uses values for:  Euro Epics and Galleria CDO V, Ltd. as of March 10, 2015, ZAIS Investment Grade Limited IX as of March 3, 2015, ZAIS CLO 1, Limited as of March 5, 2015, ZAIS CLO 2, Limited as of March 16, 2015 and ZAIS Financial Corp. as of December 31, 2014.